UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 26, 2020

THE INTERPUBLIC GROUP OF COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-6686	13-1024020
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

909 Third Avenue, New York, New York 10022

(Address of principal executive offices) (Zip Code)

(212) 704-1200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.10 per share	IPG	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

Notes Offering

On March 30, 2020, The Interpublic Group of Companies, Inc. (the “Company”) completed its offering and sale of $650 million aggregate principal amount of its 4.750% Senior Notes due 2030 (the “Notes”).

The Notes were issued under an indenture, dated as of March 2, 2012 (the “Base Indenture”), with U.S. Bank National Association, as trustee (the “Trustee”), which is incorporated by reference as Exhibit 4.1 hereto, and a ninth supplemental indenture (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”), dated as of March 30, 2020, between the Company and the Trustee, which is filed as Exhibit 4.2 hereto.

The Notes are unsecured senior obligations of the Company, and rank senior in right of payment to all existing and future indebtedness that is, by its terms, expressly subordinated in right of payment to the Notes and equally in right of payment with all other unsecured senior indebtedness of the Company. The Notes mature on March 30, 2030, and bear interest at an annual rate of 4.750%. The Company will pay interest on the Notes semi-annually on March 30 and September 30 of each year, commencing September 30, 2020.

The Notes are not entitled to any sinking fund payments. The Company may redeem the Notes at any time in whole or from time to time in part in accordance with the provisions of the Indenture.

Upon the occurrence of a change of control repurchase event (defined and described more fully in the Supplemental Indenture to mean certain changes in control of the Company that result in ratings downgrades) with respect to the Notes, each holder of the Notes will have the right to require the Company to purchase that holder’s Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest to, but excluding, the date of repurchase, unless the Company has exercised its option to redeem all the Notes.

In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Company or certain of its majority-owned subsidiaries, all outstanding Notes will become due and payable immediately. If any other event of default specified in the Indenture occurs and is continuing, the Trustee or the holders of at least 25% in aggregate principal amount of the outstanding Notes may declare the principal of the Notes immediately due and payable.

The Indenture contains certain limitations on the ability of the Company and certain majority-owned subsidiaries to grant liens without equally securing the Notes, or to enter into certain sale and lease-back transactions. These covenants are subject to a number of important exceptions and limitations, as further provided in the Indenture, as applicable.

The foregoing description of the Notes, the Base Indenture and the Supplemental Indenture does not purport to be complete and is qualified in its entirety by reference to such documents.

Credit Agreement

On March 27, 2020, the Company entered into a 364-Day Credit Agreement (the “364-Day Credit Agreement”), by and among the Company, the initial lenders named therein, Citibank, N.A. (“Citibank”), as administrative agent, JPMorgan Chase Bank, N.A. (“JPMorgan”), as syndication agent, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as documentation agents, and Citibank and JPMorgan, as joint lead arrangers and joint book managers. The 364-Day Credit Agreement provides for a $500 million senior unsecured revolving credit facility available to be used by the company for general corporate purposes, including acquisition financing. The 364-Day Credit Agreement matures on March 26, 2021.

The cost structure of the 364-Day Credit Agreement is based on the Company’s current credit ratings. The applicable margin for Base Rate Advances (as defined in the 364-Day Credit Agreement) is 0.250%, the applicable margin for Eurodollar Rate Advances (as defined in the 364-Day Credit Agreement) is 1.250%, and the facility fee payable on a lender’s revolving commitment is 0.250%.

Under the 364-Day Credit Agreement, the Company is subject to a leverage ratio, among other customary covenants. The Company is required to maintain, as of the end of each fiscal quarter a leverage ratio of not more than (i) 3.75 to 1.00 on the last day of each fiscal quarter ending on or prior to September 30, 2020, and (ii) 3.50 to 1.00 thereafter. At the election of the Company, the leverage ratio may be changed to not more than 4.00 to 1.00 for four consecutive fiscal quarters, beginning with the fiscal quarter in which there is an occurrence of one or more acquisitions with an aggregate purchase price of at least $200 million.

In addition, the 364-Day Credit Agreement contains other standard affirmative and negative covenants such as those which (subject to certain thresholds) limit the ability of the Company and its consolidated subsidiaries to, among other things, incur debt of its consolidated subsidiaries, incur liens, engage in mergers or consolidations, dispose of assets, make accounting changes, or enter into new lines of business not related to the Company’s current lines of business or businesses incidental thereto. Events of default under the 364-Day Credit Agreement include, among other things, payment defaults, breaches of representations, warranties or covenants, defaults under material indebtedness, certain events of bankruptcy or insolvency, judgment defaults, certain defaults or events relating to employee benefit plans or a change in control of the Company. The events of default would permit the lenders to terminate commitments and accelerate the maturity of borrowings under the 364-Day Credit Agreement if not cured within applicable grace periods.

The leverage ratio and other covenants set forth in the 364-Day Credit Agreement are identical to the covenants contained in the Company’s existing $1.5 billion committed corporate credit facility, originally dated as of July 18, 2008, and last amended and restated November 1, 2019, with a maturity date of November 1, 2024 (the “Existing Credit Agreement”). The 364-Day Credit Agreement does not amend in any way the Existing Credit Agreement, which remains in full effect.

The foregoing description is qualified in its entirety by reference to the 364-Day Credit Agreement, attached hereto as Exhibit 10.1, which is incorporated herein by reference.

Item 2.03.	Creation of Direct Financial Obligation.

The disclosure set forth in Item 1.01 above with respect to the Notes Offering and the 364-Day Credit Agreement is incorporated by reference into this Item 2.03.

Item 8.01.	Other Events.

On March 26, 2020, in connection with the offering and sale of the Notes, the Company entered into a terms agreement (the “Terms Agreement”), between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto. A copy of the Terms Agreement is attached hereto as Exhibit 1.1 and incorporated by reference herein.

A copy of the opinion letter of Willkie Farr & Gallagher LLP, relating to the validity of the Notes, is attached hereto as Exhibit 5.1.

On March 26, 2020, the Company issued a press release announcing the pricing of its offering of the Notes. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

On March 30, 2020, the Company issued a press release announcing the closing of its offering of the Notes and its entry into the 364-Day Credit Agreement. A copy of the press release is attached as Exhibit 99.2 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

1.1

Terms Agreement, dated as of March 26, 2020, between the Company and Citigroup Global Markets Inc., J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I thereto.

4.1

Senior Debt Indenture, dated as of March 2, 2012, between the Company and U.S. Bank National Association, as Trustee, (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 2, 2012).

4.2	Ninth Supplemental Indenture, dated as of March 30, 2020, between the Company and U.S. Bank National Association, as Trustee.

4.3	Form of Global Note representing 4.750% Senior Notes due 2030 (included as part of Exhibit 4.2).

5.1	Opinion of Willkie Farr & Gallagher LLP.

10.1

364-Day Credit Agreement, dated as of March 27, 2020, by and among the Company, the initial lenders named therein, Citibank, N.A. (“Citibank”), as administrative agent, JPMorgan Chase Bank, N.A. (“JPMorgan”), as syndication agent, Bank of America, N.A. and Morgan Stanley Senior Funding, Inc., as documentation agents, and Citibank and JPMorgan, as joint lead arrangers and joint book managers.

23.1	Consent of Willkie Farr & Gallagher LLP (included as part of Exhibit 5.1).

99.1	Press Release, dated March 26, 2020.

99.2	Press Release, dated March 30, 2020.

104	Cover Page Interactive Data File. The cover page XBRL tags are embedded within the Inline XBRL document (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE INTERPUBLIC GROUP OF COMPANIES, INC.

Date: March 30, 2020	By:	/s/ Andrew Bonzani
	Name:	Andrew Bonzani
	Title:	Executive Vice President, General Counsel and Secretary